CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

PLEDGE OF SHARES:

Total Amyris BioSolutions B.V.

having its official seat in Amsterdam, the Netherlands.

Deed dated 2 December 2013

Contents:

-    certified copy of the deed of pledge of shares in the capital of Total Amyris BioSolutions
B.V.

by:    Amyris, Inc.

to:    Total Energies Nouvelles Activites USA

executed on 2 December 2013 before B.J. Kuck, civil law notary in Amsterdam, the Netherlands.

BJK/PS/L-201990

DEED OF PLEDGE OF SHARES
(Total Amyris BioSolutions B.V.)
This second day of December two thousand thirteen, there appeared before me, [*], civil law notary in Amsterdam, the Netherlands:
[*], with office address at [*], born in [*],
in this respect acting as attorney-in-fact of:

(1)
Amyris, Inc., a corporation incorporated under the laws of the State of Delaware, United States of America, having its office at 5885 Hollis Street, Suite 100, Emeryville, CA 94608, United States of America, registered with the Secretary of State of Delaware, United States of America, under number 4768633 (the “Grantor”);

(2)
Total Energies Nouvelles Activités USA, a company incorporated under the laws of France (société par actions simplifiée), having its official seat (siège social) at 24 Cours Michelet, 92800 Puteaux, France, registered with the French Commercial Register (Registre du Commerce et des Sociétés, Greffe du Tribunal de Commerce de Nanterre) under number 505 028 118 (the “Secured Party”); and

(3)
Total Amyris BioSolutions B.V., a private company with limited liability incorporated under the laws of the Netherlands (besloten vennootschap met beperkte aansprakelijkheid), having its official seat (statutaire zetel) in Amsterdam, the Netherlands, and its office at Claude Debussylaan 24, 1082 MD Amsterdam, the Netherlands, registered with the Dutch Trade Register of the Chambers of Commerce under number 59337494 (the “Company”),

(the Grantor and the Secured Party jointly the “Parties” and each a “Party”).
The aforementioned proxies appear from three written powers of attorney, copies of which have been attached to this deed (Annexes).
The person appearing declared the following:

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

A17046371                                 Linklaters LLP

Preliminary statements:

(A)
The Grantor owns (a) the voting share A (the “Class A Share”) of the Company and (b) all of the preference shares (the “Preferred Shares”) of the Company, which preference shares do not have voting rights in the general meeting of the Company. The Class A Share has been acquired by the Grantor, by participation in the capital of the Company at incorporation, pursuant to a deed executed before B.J. Kuck, civil law notary (the “Notary”), in Amsterdam, the Netherlands, on the twenty-ninth day of November two thousand thirteen, and the Preferred Shares have been acquired by the Grantor, by participation in the capital of the Company after incorporation, pursuant to a deed executed before the Notary in Amsterdam, the Netherlands, on the second day of December two thousand thirteen.

(B)
The Grantor is indebted to the Secured Party pursuant to the Securities Purchase Agreement dated on the thirtieth day of July two thousand twelve (the “Purchase Agreement”), between the Grantor and the Secured Party under which the Grantor has issued and may issue on the dates specified therein convertible promissory notes (collectively, the “Convertible Notes” and each, a “Convertible Note”) to the Secured Party. Pursuant to the terms of the Purchase Agreement, the Secured Party may extend additional credit to the Grantor. The Grantor’s obligations under the Purchase Agreement are secured by the Grantor’s intellectual property and related assets pursuant to the “Intellectual Property Security Agreement” dated on the twenty-sixth day of April two thousand thirteen (the “Security Agreement”), made by the Grantor in favor of the Secured Party. The Secured Party has agreed to release its lien under the Security Agreement when the Secured Party and the Grantor have entered into final documentation regarding the establishment of the Company, which includes this deed and the rights granted hereunder, and such documentation has become effective.

(C)
The Grantor is further indebted to the Secured Party pursuant to the Class A Secured Promissory Note dated as of the date hereof (the “Class A Note”), made by the Grantor in favor of the Secured Party in the original principal amount of fifty thousand euro (EUR 50,000), the proceeds of which were used by the Grantor to acquire the Class A Share.

(D)
The Grantor has granted an option (the “Purchase Option”) to the Secured Party to purchase all of the Grantor’s rights, title and interests in and to the Class A Share and the Preferred Shares pursuant to the articles of association of the Company (the “Articles of Association”). The Secured Party has a right of first offer (the “Right of First Offer”) to purchase the Class A Share and the Preferred Shares in certain circumstances pursuant to the Articles of Association.

(E)
To facilitate the exercise of the Purchase Option, the Grantor will transfer the Class A Share and the Preferred Shares, subject to the Lien granted pursuant to this deed, by a deed (the “Transfer Deed”) to be executed on the date hereof before the Notary to Stichting Total Amyris BioSolutions, a foundation incorporated under the laws of the Netherlands (stichting), having its official seat (statutaire zetel) in Amsterdam, the Netherlands, and its office at Claude

A17046371                                 Linklaters LLP

Debussylaan 24, 1082 MD Amsterdam, the Netherlands, registered with the Dutch Trade Register of the Chambers of Commerce under number 59329483, as escrow agent (in such capacity, the “Escrow Agent”) pursuant and subject to the Escrow Agreement dated as of the date hereof (the “Escrow Agreement”), among the Grantor, the Secured Party and the Escrow Agent.

(F)
To secure its obligations under the Purchase Option and the Right of First Offer, obtain the proceeds of the Class A Note, consummate the establishment of the Company, obtain the release of the collateral under the Security Agreement and obtain future additional credit under the Purchase Agreement, the Grantor desires to grant to the Secured Party a security interest in and lien on all of its rights, title and interests in and to the Class A Share and the Preferred Shares and other Collateral (as defined hereinafter) to secure the Secured Obligations (as defined hereinafter) pursuant to the terms of this deed.

Agreement:
In consideration of the foregoing and the mutual agreements contained in this deed, the receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows:

1	Interpretation
This deed is to be interpreted in accordance with the rules of construction set forth below. Capitalized terms used in this deed and not otherwise defined have the meanings set forth for such terms in article 1.1. All annexes, schedules and exhibits to this deed are deemed to be a part of this deed.

1.1	Definitions
Terms defined in the UCC that are not otherwise defined in this deed are used herein as defined in the UCC. As used in this deed, the plural includes the singular and the singular includes the plural. As used in this deed, the following terms have the following meanings:
“Articles of Association” has the meaning set forth for such term in the preliminary statements.
“Class A Note” has the meaning set forth for such term in the preliminary statements.
“Class A Share” has the meaning set forth for such term in the preliminary statements.
“Collateral” has the meaning set forth for such term in article 2.1.
“Convertible Note” and “Convertible Note” ” has the meaning set forth for such term in the preliminary statements.
“Dividends” means (a) dividends and distributions of any kind and any other sum received or receivable in respect of that Pledged Interest, (b) rights, shares, money or other assets accruing or offered by way of redemption, bonus, option or otherwise in respect of that Pledged Interest, (c) allotments, offers and rights accruing or offered in respect of that Pledged Interest and (d) other rights and assets attaching to, deriving from or exercisable by virtue of the ownership of, that Pledged Interest, other than voting rights.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity

A17046371                                 Linklaters LLP

ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“Escrow Agent” has the meaning set forth for such term in the preliminary statements.
“Escrow Agreement” has the meaning set forth for such term in the preliminary statements.
“Event of Default” means either or both (i) any event or circumstance constituting an Event of Default under, and as defined in, the Convertible Notes, or (ii) following the occurrence of an Event of Default under, and as defined in, the Convertible Notes, the Grantor fails or neglects to perform, keep or observe any of its covenants in any manner that impairs, limits restricts, prevents, or otherwise adversely affects Lender’s, as defined in the Convertible Notes, ability to exercise its Purchase Option or Right of First Offer rights, both as defined in the Articles of Association, under article 9 of the Articles of Association, or its purchase rights under an Amyris Change of Control under, and as defined in, section 8.03 of the Shareholders Agreement.
“Indemnitee” has the meaning set forth for such term in article 2.11.
“Insolvency Proceeding” means any Event of Default described in article 5(vii) or 5(viii) of the Convertible Notes.
“Lien” means any security interest, pledge, mortgage, encumbrance, lien, charge, adverse claim of ownership or use, or other encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof). For the avoidance of doubt, “Lien” shall not include any transfer restrictions imposed under securities laws, or any options, transfer restrictions or purpose limitations pursuant to the Transaction Documents or the Organizational Documents.
“Notary” has the meaning set forth for such term in the preliminary statements.
“Organizational Documents” has the meaning set forth for such term in article 2.1(c).
“Parent” has the meaning set forth for such term in the definition of the term “subsidiary”.
“Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, governmental entity or other enterprise, association, organization or entity.
“Pledged Interests” has the meaning set forth for such term in article 2.1(a).
“Preferred Shares” has the meaning set forth for such term in the preliminary statements.
“Preferred Shares Option Price” has the meaning set forth for such term in the Articles of Association.
“Purchase Agreement” has the meaning set forth for such term in the preliminary statements.
“Purchase Option” has the meaning set forth for such term in the preliminary statements.
“Right of First Offer” has the meaning set forth for such term in the preliminary statements.
“Secured Obligations” means:

A17046371                                 Linklaters LLP

(a)
all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by the Grantor to the Secured Party pursuant to the terms of the Purchase Agreement or the Convertible Notes;

(b)
all losses or damages, direct or indirect, contingent or absolute, of every type or description, and at any time existing, including liquidated damages, suffered by the Secured Party as a result of the Grantor’s breach of any of its obligations with respect to the Purchase Option or the Right of First Offer;

(c)
all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by the Grantor to the Secured Party pursuant to the terms of the Class A Note; and

(d)	any amounts owing by the Grantor to the Secured Party under the indemnification provisions of the Escrow Agreement.
in each case including any amounts incurred or arising during the pendency of any bankruptcy, insolvency, reorganization, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under section 362(a) of the United States Bankruptcy Code.
“Security Agreement” has the meaning set forth for such term in the preliminary statements.
“Shareholders Agreement” means the “Shareholders’ Agreement” dated as of the date hereof, by and among the Grantor, the Secured Party and the Company.
“Subsidiary” of any Person (the “parent”) means and includes any other Person in which the parent directly or indirectly through one or more Persons holds more than fifty per cent. (50%) of the Equity Interests of such other Person. Unless otherwise expressly provided, all references to “Subsidiary” herein mean a Subsidiary of the Grantor.
“Termination Date” means the earlier of (a) the first date that (i) the Secured Obligations (other than indemnification obligations) have been indefeasibly repaid in full or are otherwise cancelled and extinguished pursuant to, as applicable, the Convertible Notes, the Class A Note and the Organizational Documents, (ii) the Secured Party has no further commitment to provide financing to the Grantor under the Purchase Agreement, and (iii) the Purchase Option and the Right of First Offer have expired, been exercised or terminated and (b) the date the Final Shareholders’ Agreement (as defined in the Shareholders Agreement) is executed and delivered.
“Transaction Documents” means this deed, the Purchase Agreement, the Convertible Notes, the Class A Note, the Shareholders Agreement and all other agreements, instruments, certificates or other documents now or hereafter executed or delivered to, or in favor of, the Secured Party in connection therewith or the transactions contemplated thereby.
“Transfer Deed” has the meaning set forth for such term in the preliminary statements.
“UCC” means the Uniform Commercial Code of the State of New York or of any other jurisdiction the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, the Secured Party’s security interest in any Collateral.

A17046371                                 Linklaters LLP

“Valuation Advisor” has the meaning set forth for such term in the Articles of Association.

1.2	Use of certain terms
As used in this deed, “include,” “includes” and “including” have the inclusive meaning of “including without limitation.” All pronouns and any variations thereof refer to masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

1.3	Headings and references
Article and other headings are for reference only, and do not affect the interpretation or meaning of any provision of this deed. Unless otherwise provided, references to articles, sections, clauses, annexes, schedules and exhibits refer to articles, sections, clauses, annexes, schedules and exhibits of this deed. The words “hereof,” “herein,” “hereby,” “hereunder” and other similar terms of this deed refer to this deed as a whole and not exclusively to any particular provision of this deed. Unless otherwise expressly indicated in this deed, the words “above” and “below,” when following a reference to a clause of any agreement, instrument or other document, refer to a clause within the same article of such agreement, instrument or document. References in this deed to this deed, any other agreement, instrument or document are deemed to (a) refer to this deed, such other agreement, instrument or document, as the case may be, as the same may be amended, restated, supplemented or otherwise modified from time to time under the provisions hereof or thereof, unless expressly stated otherwise or unless such amendment, restatement, supplement or modification is not permitted by the terms of this deed and (b) include all schedules, exhibits and appendices thereto. References in this deed to any law, rule, statute or regulation are deemed to refer to such law, rule, statute or regulation as it may be amended, supplemented or otherwise modified from time to time, and any successor law, rule, statute or regulation, in each case as in effect at the time any such reference is operative. Any reference to a Person includes the successors, assigns, participants and transferees of such Person, but such reference will not increase, decrease or otherwise modify in any way the provisions in this deed or any other agreement, instrument or document governing the assignment of rights and obligations under or the binding effect of any provision of this deed or any other agreement, instrument or document.

2	Security interest

2.1	Grant of security interest
As security for the prompt and complete payment when due of all of the Secured Obligations, the Grantor hereby grants to the Secured Party a security interest in all of its right, title and interest in, to and under all of the following property, whether now existing or hereafter from time to time acquired and wherever located (collectively, the “Collateral”):

(a)
all investment property and general intangibles consisting of the Class A Share, the Preferred Shares and any other ownership, equity or other similar interests in the capital of the Company (collectively, the “Pledged Interests”);

(b)	all certificates, instruments, writings and securities evidencing the Pledged Interests;

A17046371                                 Linklaters LLP

(c)	all options or other rights to acquire any Pledged Interests under the Articles of Association and the Shareholders Agreement (collectively, the “Organizational Documents”);

(d)
all Dividends and other property or proceeds from time to time received, receivable or otherwise distributed from or by the Company in respect of or in exchange for any or all of the Pledged Interests;

(e)
all general intangibles consisting of rights of a Shareholder (as defined in the Articles of Association) under the Organizational Documents, including rights to payment, damages, liquidated damages and enforcement in connection therewith;

(f)
all general intangibles consisting of contract rights under the Escrow Agreement and the Transfer Deed to obtain the release of the Pledged Interests or any Dividends, including all reversionary rights to the Pledged Interests and rights to damages and enforcement in connection therewith;

(g)
to the extent a Lien may be granted thereon under applicable law, all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for the Grantor in connection with, and relating to, the ownership of, or evidencing or containing information relating to, the foregoing; and

(h)	all proceeds, supporting obligations and products of any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

2.2	Collateral descriptions inclusive
The inclusion of any item or type of property in any clauses in article 2.1 or in any of the defined terms used therein does not imply the exclusion of such item or type of property from any of the other clauses of article 2.1 or any of the definitions used therein.

2.3	No assumption of liability
The security interest hereunder is granted as security only and does not subject the Secured Party to any obligation or liability of the Grantor with respect to or arising out of any of the Collateral or in any way alters or modifies such obligations or liabilities. The Grantor remains liable under each agreement, interest or obligation included in the Collateral to observe and perform the conditions and obligations to be observed and performed by the Grantor thereunder, all in accordance with and pursuant to the terms and provisions thereof. The Secured Party’s exercise of any of its rights under this deed do not release the Grantor from any of its duties or obligations under any agreement, interest or obligation included in the Collateral.

2.4	Consent to transfer
The Secured Party consents to and authorizes the transfer of the Class A Share and the Preferred Shares to the Escrow Agent pursuant to the terms of the Transfer Deed and the Escrow Agreement so long as the Lien granted pursuant to this deed continues in the Collateral notwithstanding such transfer. The Lien granted pursuant to this deed attaches to the Collateral prior to the transfer of the Class A Share and the Preferred Shares to the Escrow Agent. For purposes of clarity, the Secured Party does not authorize the transfer of the Class A Share or the Preferred Shares to the Escrow Agent free of the Lien granted hereunder.

A17046371                                 Linklaters LLP

2.5	Dividends
Notwithstanding the Lien granted pursuant to this deed, until such rights are revoked under article 5.1(d) or an Insolvency Proceeding occurs, the Grantor is authorized to receive and retain any Dividends and to exercise any other right it has in respect of Dividends so long as the exercise of such rights is not otherwise prohibited by the terms of any Transaction Document or Organizational Document.

2.6	Voting
Notwithstanding the Lien granted pursuant to this deed, the Grantor is entitled to exercise or direct the exercise of the voting rights attached to the Pledged Interests so long as the exercise of such rights is not prohibited by the terms of any Transaction Document or Organizational Document.

2.7	Organizational documents
Neither this deed nor the Lien granted pursuant to this deed prohibits the Grantor from exercising any of its rights under the Organizational Documents that constitute Collateral prior to the sale or disposition of such right pursuant to article 5.

2.8	Meeting rights
Notwithstanding the Lien granted pursuant to this deed, the Secured Party does not have the meeting rights as referred to in Section 2:227, subsection 1, of the Dutch Civil Code nor the rights which Dutch law attributes to holders of depository receipts (certificaten van aandelen) with such meeting rights.

2.9	Power of attorney
The Grantor appoints the Secured Party as its true and lawful attorney-in-fact and in such capacity, upon the occurrence and during the continuance of an Event of Default, the Secured Party has, without any further action required by the Grantor, with full power of substitution and in the name of the Grantor or otherwise, the right to:

(a)	discharge past due taxes, assessments, charges, fees or Liens on the Collateral (other than any Lien arising under the Escrow Agreement or the Transfer Deed);

(b)
commence and prosecute any and all suits, actions or proceedings at law or in equity in or before any court or other tribunal (including any arbitration proceedings) to collect or otherwise realize on all or any of the Collateral, or to enforce any rights of the Grantor in respect of the Collateral (other than any such suits, actions or proceedings against the Secured Party or the Company), including to defend title to the Collateral against any Person and to defend the validity, enforceability, perfection, effectiveness and priority of the security interest of the Secured Party in the Collateral against any Lien (other than any Lien arising under the Escrow Agreement or the Transfer Deed);

(c)
settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to any of the Collateral (other than any such suits, actions or proceedings against the Secured Party or the Company);

(d)	exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Interests would be entitled under this deed, the Organizational Documents or applicable law; or

(e)
use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with the Collateral, and to do all other acts and things necessary or appropriate to carry out the intent and purposes of this deed, as

A17046371                                 Linklaters LLP

fully and completely as though the Secured Party were the absolute owner of the Collateral for all purposes, in all cases in accordance with the terms of, and subject to the limitations set forth in (including with respect to voting rights), this deed.
Nothing in this article 2.9 requires or obligates the Secured Party to take any action with respect to the Collateral or the monies due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Secured Party with respect to the Collateral in accordance with this deed gives rise to any defense, counterclaim or offset in favor of the Grantor or to any claim or action against the Secured Party. The provisions of this article 2.9 do not relieve the Grantor of its obligations under this deed or impose any obligation on the Secured Party to proceed in any particular manner, or in any way limit the exercise by the Secured Party of any other or further right it may have, whether under this deed, the other Transaction Documents, the Organizational Documents, by law or otherwise. The appointment of the Secured Party as the Grantor’s attorney-in-fact for the purposes set forth in this article 2.9 is a presently effective appointment, is coupled with an interest and is irrevocable until the termination of the agreement laid down in this deed pursuant to article 6.12.

2.10	Authorization and ratification of financing statements
The Grantor authorizes the Secured Party to file all financing statements and other documents to maintain a perfected security interest in the Collateral. Any financing statement filed by the Secured Party may be filed in any filing office in any UCC jurisdiction and may (a) indicate the Collateral by any description which reasonably approximates the description contained in this deed and (b) contain any other information required by the UCC or any filing office. The Grantor ratifies its authorization for the Secured Party to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

2.11	Indemnity
The Grantor shall indemnify the Secured Party and its Affiliates, directors, officers, employees, agents and advisors (each such Person being called an “Indemnitee”) against, and shall hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (a) the execution or delivery of this deed or any agreement, instrument or other document contemplated hereby in connection with the Lien granted hereunder, the performance by the Parties of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby or (b) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that the indemnity provided under this article 2.11 is not, as to any Indemnitee, available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

A17046371                                 Linklaters LLP

3	Representations
The Grantor makes the following representations to the Secured Party, which representations survive the execution and delivery of this deed:

3.1	Authority
The execution and delivery of this deed, the performance of its obligations hereunder and the granting of the security interest in the Collateral to the Secured Party pursuant hereto (a) are within the Grantor’s organizational power and authority, (b) have been authorized by all necessary organizational action by the Grantor and (c) do not require the consent or approval of any other Person other than any consent or approval that has been obtained.

3.2	Title and liens
The Grantor has rights in the Collateral or the power to transfer rights in the Collateral to the Secured Party. The Collateral is not encumbered by any Liens (other than any Lien arising under the Escrow Agreement or the Transfer Deed). No financing statement or other public notice with respect to any part of the Collateral is on file or of record in any public office, and the Grantor has not authorized any such filing or recording other than as provided by article 2.10.

3.3	Perfection
All filings, notifications and actions required by the terms of this deed to have been given, made, obtained or accomplished have been or, contemporaneously with the execution and delivery of this deed will be, given, made, obtained and accomplished and, after giving effect to such filings, notifications and actions, the security interest granted in the Collateral pursuant to this deed is perfected to the maximum extent a security interest can be perfected under the UCC of any applicable jurisdiction.

3.4	Pledged interests
Schedule 1 attached to this deed sets forth as of the date hereof (a) the Company’s legal name, jurisdiction of organization and type of entity, (b) the number of shares and type or class thereof for all the Company’s Equity Interests and (c) the number of shares and type or class thereof for the Company’s Equity Interests owned by the Grantor. None of the Pledged Interests are certificated. No Collateral is held by a securities intermediary. There are no warrants, options or other rights entitling the Grantor to purchase or acquire any Equity Interests, except as provided in the Transaction Documents and the Organizational Documents.

3.5	Grantor information
Schedule 2 attached to this deed sets forth, as of the date hereof, the Grantor’s (a) legal name, (b) type of entity, (c) address for its place of business or, if it has more than one place of business, its chief executive office, (d) jurisdiction of organization and (e) organizational identification number issued to it by its jurisdiction of organization, if applicable. During the four months prior to the date hereof (or, if less, since the date of formation of the Grantor), the Grantor has not (i) changed its type of entity or jurisdiction of organization or (ii) been a party to any merger, consolidation or acquisition.

4	Covenants
Until the Termination Date:

4.1	Liens

A17046371                                 Linklaters LLP

The Grantor shall not create, incur or suffer to exist any Lien on the Collateral (other than any Lien arising under the Escrow Agreement or the Transfer Deed). The Grantor shall not authorize the filing of any financing statement or other public notice naming it as debtor covering any portion of the Collateral (other than in favor of the Secured Party).

4.2	Notices
The Grantor shall promptly notify the Secured Party in writing (in reasonable detail) of the imposition of any Lien on any of the Collateral (other than any Lien arising under the Escrow Agreement or the Transfer Deed).

4.3	Disposition of collateral
The Grantor shall not sell, transfer or otherwise dispose of any Collateral other than as permitted under article 2.4.

4.4	Fundamental changes
The Grantor shall not change (a) its legal name, (b) its type of entity, (c) its place of business or, if it has more than one place of business, its chief executive office, (d) its jurisdiction of formation or (e) its federal employee identification number or, if applicable, the organizational identification number issued to it by its jurisdiction of organization, in each case unless it has given the Secured Party written notice of such change at least ten (10) days prior to such change and taken any reasonable action requested by the Secured Party to continue the perfection of any of its Liens in the Collateral. Notwithstanding the foregoing, the Grantor shall not relocate its place of business or, if it has more than one place of business, its chief executive office outside of the United States of America.

4.5	Pledged interests

(a)
The Grantor shall deliver to the Secured Party all certificates or instruments, if any exist and are in the possession or control of the Grantor, evidencing the Pledged Interests, duly indorsed in blank pursuant to an undated stock power or such other instruments of transfer as are reasonably acceptable to the Secured Party.

(b)	The Grantor, to the extent it has the power to do so, shall not permit any uncertificated security constituting Pledged Interests to become certificated.

(c)
The Grantor shall permit the Secured Party from time to time to cause the Company to mark its books and records with the numbers and face amounts of all Pledged Interests and all rollovers and replacements therefor to reflect the Lien of the Secured Party.

4.6	Further assurances
The Grantor shall duly execute, acknowledge and deliver all such agreements, instruments and other documents and take all such reasonable actions as the Secured Party may from time to time reasonably request to better assure, preserve, protect and perfect the security interest of the Secured Party in the Collateral, and the rights and remedies of the Secured Party hereunder, or otherwise to further effectuate the intent and purposes of this deed and to carry out the terms hereof.

5	Remedies

5.1	Remedies generally
Upon the occurrence and during the continuation of an Event of Default, the Secured Party may:

A17046371                                 Linklaters LLP

(a)
exercise those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including the laws of the Netherlands) when a debtor is in default under a security agreement;

(b)	to the extent permitted by applicable law, sell or otherwise dispose of any of the Collateral at public or private sales and take possession of the proceeds of any such sale or disposition;

(c)
to the extent permitted by applicable law, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Interests, exchange certificates or instruments representing or evidencing Pledged Interests for certificates or instruments of smaller or larger denominations, exercise all rights (other than voting rights) as a holder with respect thereto, including exchange, subscription or any other rights, privileges or options pertaining to any Pledged Interests, and otherwise act with respect to the Pledged Interests as though the Secured Party was the absolute owner thereof;

(d)
to the extent permitted by applicable law, revoke by written notice to the Escrow Agent (with a copy to the Company and the Grantor) the authorization granted under article 2.5 and, after such authorization is revoked or if an Insolvency Proceeding has occurred, collect and receive all Dividends and other distributions made on any Pledged Interests and exercise any other right with respect to Dividends, in each case to the exclusion of the Grantor;

(e)
exercise the Grantor’s rights and remedies (i) against the Escrow Agent or (ii) with respect to the Class A Share or the Preferred Shares under the Escrow Agreement or the Transfer Deed in each case as necessary or desireable to obtain the release of the Pledged Interests or any Dividends, including all reversionary rights to the Pledged Interests; and

(f)	exercise those other rights and remedies of the Secured Party provided in this deed, any other Transaction Document or any Organizational Documents.

5.2	Dispositions

(a)
Subject to article 5.2(g), any Collateral to be sold or otherwise disposed of pursuant to article 5.1 may be sold or disposed of in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice (other than as required by law) and may take place at the Grantor’s premises or elsewhere) upon such terms and conditions as the Secured Party may deem commercially reasonable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Any sale or disposition of Collateral may be made without the Secured Party giving warranties of any kind with respect to such sale or disposition and the Secured Party may specifically disclaim any warranties of title or the like.

(b)
The Secured Party may comply with any applicable state, federal or other applicable law requirements in connection with a sale or disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any such sale or disposition. If any notice of a proposed sale or disposition of the Collateral is required by law, such notice is

A17046371                                 Linklaters LLP

deemed commercially reasonable and proper if given at least ten (10) days before such sale or disposition. The Secured Party is not required to notify any Person (other than as required by law) who has a limited right in relation to, or has a Lien on, any Collateral of any proposed or completed sale or disposition of Collateral and only the Secured Party has the right referred to in Section 3:251, subsection 1, of the Dutch Civil Code to make an application to the court for a different method of sale or disposition of Collateral.

(c)
The Secured Party has the right upon any public sale of Collateral and, to the extent permitted by applicable law, upon any such private sale of Collateral, to purchase the whole or any part of the Collateral so sold or disposed of free of any right of equity redemption, which equity redemption the Grantor hereby waives. Upon any sale or disposition of Collateral, the Secured Party has the right to deliver and transfer to the purchaser or transferee thereof the Collateral so sold or disposed of.

(d)
Until the Secured Party is able to effect a sale or disposition of the Collateral, the Secured Party has the right to hold or use the Collateral, or any part thereof, for any purpose deemed appropriate by the Secured Party in accordance with the terms hereof and of the Transaction Documents and the Organizational Documents and applicable law.

(e)
The Grantor recognizes that the Secured Party may be unable to effect a public sale of any or all the Collateral and may be compelled to resort to one or more private sales thereof. The Grantor acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale is not deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Secured Party is under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit the Grantor or the Company to register Pledged Interests for public sale under the Securities Act of 1933, as amended, or under applicable federal, state or other applicable securities laws.

(f)
The Secured Party shall apply the net proceeds of any action taken by it pursuant to this article 5.2, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Secured Party may elect, and only after such application and after the payment by the Secured Party of any other amount required by any provision of law need the Secured Party account for the surplus, if any, to the Grantor or such other Person as a court of competent jurisdiction directs.

(g)
Notwithstanding anything in article 5.1 or this article 5.2 to the contrary, (i) the Secured Party may not exercise its rights and remedies under this deed, including its right to sell or otherwise dispose of the Collateral, unless the Grantor has breached any of its obligations with respect to the Purchase Option or the Right of First Offer, and (ii) the Secured Party will not directly or

A17046371                                 Linklaters LLP

indirectly purchase or otherwise acquire the Collateral pursuant to the Purchase Option, this article 5.2 or through liquidated damages pursuant to article 6.2 or section 12.18 of the Shareholders Agreement for an amount less than the sum of the Class A Loan Amount plus the Preferred Shares Option Price (as such terms are defined in the Articles of Association), in each case, it being understood that such price shall be subject to satisfaction by dollar-for-dollar or euro-for-euro offset, or credit bid, as the case may be, up to the amount then outstanding under the Convertible Notes and the Class A Note, after giving effect to acceleration. Promptly following the closing of its purchase, sale or other disposition of the entirety of the Collateral pursuant to article 5.1 (it being understood that the Secured Party may have acquired the Class A Share prior to completion of its acquisition of the balance of the Collateral), the Secured Party will deliver the Class A Note and all of the issued and outstanding Convertible Notes to the Grantor (provided, that such obligation to deliver the Class A Note and the Convertible Notes shall not constitute a condition subsequent to the effectiveness of such purchase, sale or other disposition), and the Class A Note and such Convertible Notes will be cancelled and extinguished by the Secured Party. The Secured Party’s compliance with the terms of this article 5.2(g) are deemed commercially reasonable.

5.3	Grantor’s obligations upon default
Upon the request of the Secured Party after the occurrence and during the continuation of an Event of Default, the Grantor shall:

(a)
assemble and make available to the Secured Party all books and records relating to the Collateral as specified by the Secured Party to the extent not otherwise in the possession or control of the Secured Party; and

(b)
hold all Dividends and other distributions made on any Pledged Interests it receives in trust for the benefit of the Secured Party, segregated from the other property or funds of the Grantor, and promptly deliver such Dividends and other distributions to the Secured Party as Collateral in the same form as so received (with any necessary endorsement).

5.4	Remedies cumulative and waiver
The rights and remedies of the Parties under this deed are cumulative and are not exclusive of any rights or remedies that they would otherwise have. Notwithstanding anything in this deed to the contrary (except as provided in article 5.2(g)), the Secured Party is not required to (a) make any demand upon, or pursue or exhaust any of its rights or remedies against, the Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof or (b) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by them of any rights hereunder, except to the extent that such claims, damages or demands are determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Secured Party. To the

A17046371                                 Linklaters LLP

maximum extent permitted by applicable law that following the occurrence and during the continuance of an Event of Default, the Grantor shall not plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force to prevent or delay the enforcement of this deed, or the absolute sale of the whole or any part of the Collateral or the possession thereof by any purchaser at any sale hereunder, and the Grantor waives the benefit of all such laws to the extent it lawfully may do so. The Grantor shall not interfere with any right, power and remedy of the Secured Party provided in this deed or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Secured Party of any one or more of such rights, powers or remedies.

6	Miscellaneous

6.1	Waiver of automatic stay
In the event that an Insolvency Proceeding occurs, the Secured Party is entitled to relief from any automatic stay imposed by section 362 of the United States Bankruptcy Code, or otherwise, to allow the Secured Party to exercise its rights and remedies under this deed, and as otherwise provided by law, including taking possession of the Collateral, foreclosing its lien, or otherwise exercising its remedies with respect to the Collateral. In such event, the Grantor unconditionally and irrevocably waives the benefit of such automatic stay and shall not, in any manner, oppose or otherwise delay any motion filed by the Secured Party for relief from the automatic stay. The Secured Party’s enforcement of the right granted herein for relief from the automatic stay is subject to the approval of the bankruptcy court in which the case is then pending.

6.2	Liquidated damages
The Grantor acknowledges that because the Preferred Shares Option Price is subject to a fair market value determination as provided by the Valuation Advisor, and that the Secured Party’s rights pursuant to the Right of First Offer are subject to valuation as provided by a third party purchase offer, and that, in each case, the Secured Party is permitted to offset the full amounts then outstanding under the Convertible Notes against the Preferred Share Option Price or, as applicable, the price determined in accordance with the Right of First Offer, it is difficult and impractical to ascertain the actual and anticipated damages that the Secured Party would suffer by reason of the failure of the Grantor to perform any of its obligations with respect to the Purchase Option or the Secured Party’s rights pursuant to the Right of First Offer. Consequently, if the Grantor breaches any of its material obligations with respect to the Purchase Option or the Secured Party’s rights pursuant to the Right of First Offer, the Grantor shall pay to the Secured Party, as liquidated damages and not as a penalty, an amount equal to the full obligations outstanding under the Convertible Notes at the time of such breach after giving effect to acceleration, and the Grantor and the Secured Party acknowledge that such damage calculation is a fair and reasonable estimate of the actual and anticipated damages that the Secured Party would suffer as a result of such breach, provided, however, that such liquidated damages shall not be duplicative of the obligations outstanding under the Convertible Notes or the damages as provided in section 12.18 of the Shareholders Agreement. If the liquidated damages described above are held to be invalid, illegal or unenforceable in any jurisdiction, then the Secured Party shall have such other rights, remedies and

A17046371                                 Linklaters LLP

damages as are provided hereby, by applicable law and any other agreements with the Grantor, all of which are reserved. The Grantor acknowledges that any damages provided hereby are Secured Obligations that are secured under this deed and that the Secured Party may, pursuant to applicable law, purchase the Collateral and apply such damages to the purchase price thereof. To the extent that the Secured Party applies any damages provided hereby toward the purchase price of Collateral under this deed, the obligations under the Convertible Notes will be deemed repaid in full.

6.3	Governing law
The agreement laid down in this deed is governed by, and construed in accordance with, the laws of the State of New York, United States of America. To the extent the Lien created by this deed needs to be treated as a Lien governed by the laws of any jurisdiction other than the State of New York, United States of America, under any applicable conflict of law principle or otherwise, the Parties explicitly confirm their intention to create such a Lien under the laws of such other jurisdiction. The use in this deed of any terms relevant for the creation of a Liens under the laws of the State of New York will not be construed as excluding any the creation of a Lien under other applicable legal systems, and any such relevant terms will be construed as reference to the appropriate concepts of such other applicable legal systems.

6.4	Taxes and expenses
The Grantor shall pay any taxes (including income taxes) payable or ruled payable by federal or state authority in respect of this deed, together with interest and penalties, if any. The Grantor shall indemnify, reimburse, and hold harmless the Secured Party from and against all reasonable costs and expenses incurred in connection with the enforcement of this deed, including reasonable attorneys’ fees and expenses. Any and all costs and expenses incurred by the Grantor in the performance of actions required pursuant to the terms of this deed shall be borne solely by the Grantor.

6.5	Severability
Any provision of this deed held to be invalid, illegal or unenforceable in any jurisdiction is, as to such jurisdiction, ineffective to the extent of such invalidity, illegality or unenforceability without effecting the validity, legality and enforceability of the remaining provisions of this deed; and the invalidity of a particular provision in a particular jurisdiction does not invalidate such provision in any other jurisdiction.

6.6	Integration
This deed, the other Transaction Documents and the Organizational Documents constitute the entire understanding between the Parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

6.7	Notices
All notices and other communications provided for in this deed must be in writing and delivered in the manner provided in the Purchase Agreement.

6.8	Amendments
Neither this deed nor any provision hereof may be amended, modified or waived except pursuant to an agreement or agreements in writing entered into by the Parties (and, where relevant, the Company) and, if required under the laws of the Netherlands, such agreements will be effectuated by means of a Dutch notarial deed to be executed before a civil law notary in the Netherlands.

A17046371                                 Linklaters LLP

6.9	No implied waivers
No failure to exercise and no delay in exercising any right or remedy under this deed operates as a waiver thereof. No single or partial exercise of any right or remedy under this deed, or any abandonment or discontinuance thereof, precludes any other or further exercise thereof or the exercise of any other right or remedy. No waiver or consent under this deed is applicable to any events, acts or circumstances except those specifically covered thereby.

6.10	Successors and assigns
This deed is binding upon, and inures to the benefit of, the Parties and their respective successors and permitted assigns. The Grantor may not assign or transfer any of its interests or rights, or delegate its duties or obligations, under this deed, in whole or in part, without the prior written consent of the Secured Party. The Secured Party may assign or transfer any of its interests, rights or remedies, and delegate its duties or obligations, under this deed in connection with an assignment or transfer of its interests under the Transaction Documents or the Organizational Documents. Nothing in this deed, expressed or implied, may be construed to confer upon any Person (other than the Parties, their respective successors and permitted assigns) any legal or equitable right, remedy or claim under or by reason of this deed.

6.11	Submission to jurisdiction and waiver of jury trial

(a)
The Parties (and, where relevant, the Company) agree that any action or proceeding with respect to this deed or any judgment entered by any court in respect thereof may be brought in the United States District Court for the Southern District of New York or the courts of the State of New York and the competent courts of Amsterdam, the Netherlands, and each Party (and, where relevant, the Company) submits to the jurisdiction of such courts for the purpose of any such action, proceeding or judgment.

(b)
Each Party (and, where relevant, the Company) irrevocably consents to service of process in the manner provided for notice in article 6.7 and, to the extent required, they elect domicile at the address provided in article 6.7 for such purpose. Nothing in this deed affects the right of any Party (and, where relevant, the Company) to service process in any other manner permitted by applicable law.

(c)
Each Party (and, where relevant, the Company) irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this deed in any court referred to in article 6.11(a). Each Party (and, where relevant, the Company) irrevocably waives, to the fullest extent permitted by applicable law, the defence of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)
EACH PARTY (AND, WHERE RELEVANT, THE COMPANY) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATED TO THIS DEED OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER REASON).

A17046371                                 Linklaters LLP

6.12	Termination and reinstatement

(a)
The agreement laid down in this deed continues in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until the Termination Date. Upon the Termination Date (regardless of whether there are any Secured Obligations remaining outstanding as of the Termination Date), the agreement laid down in this deed, the Liens created under this deed and the Secured Party’s rights and the Grantor’s obligations under this deed with regard to any such Liens shall terminate and upon such termination the Secured Party hereby authorizes the Grantor to file any UCC termination statements necessary to effect such termination, and the Secured Party will, at the Grantor’s expense, promptly execute and deliver to the Grantor any additional documents or instruments as the Grantor shall reasonably request to evidence such termination. Notwithstanding anything in this deed to the contrary, the Secured Party may at any time, at the cost of the Grantor, unilaterally terminate the Liens created under this deed by written notice to the Grantor.

(b)
If at any time payment of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance” or otherwise, all as though such payment or performance had not been made, then the agreement laid down in this deed is reinstated (unless the Termination Date has occurred even if the Secured Obligations had not been repaid) and the Secured Obligations are deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

6.13	Waiver of rescission and nullification
The Grantor and the Company irrevocably waive any right under any applicable law to rescind or nullify the agreement laid down in this deed in whole or in part and any right to suspend any obligation under this deed.

6.14	Acknowledgement of Notary
The Notary is a civil law notary holding office with Linklaters LLP, the Secured Party’s Dutch legal adviser. The Grantor, the Secured Party and the Company acknowledge that they have been informed of the existence of the Ordinance Containing Rules of Professional Conduct and Ethics (Verordening beroeps- en gedragsregels) of the Royal Professional Organisation of Civil Law Notaries (Koninklijke Notariële Beroepsorganisatie) and explicitly agree and acknowledge (a) that Linklaters LLP may advise and act on behalf of the Secured Party with respect to this deed and any agreements or any disputes related to or resulting from this deed and (b) that the Notary holding office with Linklaters LLP executes this deed.

6.15	Expenses
All costs and expenses incurred in connection with the negotiation and drafting of this deed shall be borne by the Party incurring such costs and expenses.

6.16	Acknowledgement by Company
The Company acknowledges the Lien created by this deed and shall enter such Lien in its register in accordance with and as referred to in Section 2:194 of the Dutch Civil Code and provide the Secured Party with an extract from the register, in respect of the

A17046371                                 Linklaters LLP

Pledged Interests, promptly after the execution of this deed and in respect of Pledged Interests to be acquired after the execution of this deed, promptly after becoming aware of the Grantor’s acquisition of any such Pledged Interests.
The Company shall comply with the instructions originated by the Secured Party without further consent by the Grantor. The Company declares that it has taken notice of the terms and conditions of this deed and shall fully cooperate with the performance thereof, and that it is not aware of any facts or circumstances that in any way would cause any of the Grantor’s representations under this deed to be incorrect in any material respect.
Close
The person appearing is known to me, civil law notary.
This deed was executed in Amsterdam, the Netherlands, on the date first above written. Before reading out, a concise summary and an explanation of the contents of this deed were given to the person appearing. The person appearing then declared that he had taken note of and agreed to the contents of this deed and did not want the complete deed to be read to him. Thereupon, after limited reading, this deed was signed by the person appearing and by me, civil law notary.
(Signed by: P.J. Suurd; B.J. Kuck)

TRUE COPY:

A17046371                                 Linklaters LLP

SCHEDULE 1
Pledged Interests

(c) the Company’s legal name, jurisdiction of organization and type of entity	Total Amyris BioSolutions B.V., a private company with limited liability incorporated under the laws of the Netherlands (besloten vennootschap met beperkte aansprakelijkheid)
(d) the number of shares and type or class thereof for all the Company’s Equity Interests	1 voting share A 1 voting share B 2 preference shares
(e) the number of shares and type or class thereof for the Company’s Equity Interests owned by the Grantor	1 voting share A 2 preference shares

A17046371                                 Linklaters LLP

SCHEDULE 2
Grantor Information

(a) legal name	Amyris, Inc.
(b) type of entity	Corporation
(c) address for its place of business or, if it has more than one place of business, its chief executive office	5885 Hollis Street, Suite 100 Emeryville, CA 94608, United States of America
(d) jurisdiction of organization	Delaware
(e) organizational identification number issued to it by its jurisdiction of organization, if applicable	4768633 Secretary of State of the State of Delaware, United States of America

A17046371                                 Linklaters LLP